Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-219012) of Safety, Income & Growth Inc. (“the Company”) of our report dated February 20, 2018, except with respect to our opinion on the financial statements insofar as it relates to the change in manner in which the Company presents restricted cash on the statement of cash flows discussed in Note 3 to the consolidated financial statements, which is as of June 29, 2018 relating to the financial statements and financial statement schedule of the Company, which appears in this Current Report on Form 8-K dated June 29, 2018. We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-219012) of the Company of our report dated February 20, 2018 relating to the financial statements of Safety, Income and Growth, Inc. (“Predecessor”) which appears in this Current Report on Form 8-K dated June 29, 2018.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 29, 2018